Exhibit 5.1

May 23, 2013

To:	The Underwriters Named on Attachment A
to this Opinion Letter:

Re:	Kimberly-Clark Corporation
$250,000,000 Aggregate Principal Amount of
Floating Rate Notes due May 15, 2016
$350,000,000 Aggregate Principal Amount of
2.400% Notes due June 1, 2023
$250,000,000 Aggregate Principal Amount of
3.700% Notes due June 1, 2043

Ladies and Gentlemen:

This opinion is addressed to you as the several Underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement, dated May 20, 2013 (the “Underwriting Agreement”), among Kimberly-Clark Corporation, a Delaware corporation (the “Corporation”), and you, as the Underwriters, relating to the issuance and sale of (i) $250,000,000 aggregate principal amount of the Corporation’s Floating Rate Notes due May 15, 2016 (the “Three Year Notes”), (ii) $350,000,000 aggregate principal amount of the Corporation’s 2.400% Notes due June 1, 2023 (the “Ten Year Notes”) and (iii) $250,000,000 aggregate principal amount of the Corporation’s 3.700% Notes due June 1, 2043 (the “Thirty Year Notes”, and together with the Three Year Notes and the Ten Year Notes, the “Notes”) of the Corporation.  Whenever in this opinion letter I use the words “we”, “our” or “us”, such terms refer to me and to members of my staff who have provided legal services in connection with the Notes and the agreements referenced in this opinion letter.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.

I am the Senior Vice President — General Counsel and Chief Compliance Officer of the Corporation.  We have acted as counsel in connection with (i) the examination of corporate proceedings of the Corporation relating to the issuance and sale of the Notes, (ii) the First Amended and Restated Indenture, dated as of March 1, 1988, between the Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of November 6, 1992, the Second Supplemental Indenture thereto, dated as of May 25, 1994, the Third Supplemental Indenture thereto, dated as of March 14, 2002, the Fourth Supplemental Indenture dated as of December 19, 2006, and the Fifth Supplemental Indenture, dated as of December 12, 2011 (collectively, the “Indenture”), pursuant to which Indenture the Notes are to be issued, and (iii) in cooperation with the independent accountants for the Corporation, the Corporation’s Registration Statement on Form S-3 (File No. 333-167886) filed on June 30, 2010, which Registration Statement was automatically effective as of such date, relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  Such registration statement (including the exhibits and Form

T-1 thereto, and all documents or portions thereof incorporated therein by reference) are hereinafter collectively called the “Registration Statement”.  The prospectus dated June 30, 2010 (including all documents or portions thereof incorporated or deemed to be incorporated therein by reference), as supplemented by the prospectus supplement dated May 20, 2013 relating to the Notes and as filed pursuant to Rule 424(b) promulgated under the Act, is hereinafter collectively called the “Prospectus”.  The prospectus dated June 30, 2010 (including all documents or portions thereof incorporated or deemed to be incorporated therein by reference), as supplemented by the preliminary prospectus supplement dated May 20, 2013 (the “Preliminary Prospectus”) and the free writing prospectus listed on Schedule III to the Underwriting Agreement are hereinafter collectively called the “Time of Sale Information”.

In connection with this opinion, we have examined an executed copy of the Registration Statement, the Indenture, the Notes and the Underwriting Agreement, a copy of the Prospectus, the Time of Sale Information and such corporate and other documents and records, and certificates of public officials and officers of the Corporation, as we have deemed necessary for purposes of this opinion.  In stating our opinion, we have assumed the genuineness of all signatures of, and the authority of, persons signing any documents or records on behalf of parties other than the Corporation, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, and responsive to paragraph (c) of Section 8 of the Underwriting Agreement, we are of the opinion that:

1.                                      The Corporation is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

2.                                      To the best of our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Corporation or any of its properties required to be disclosed in the Registration Statement which is not adequately disclosed or incorporated by reference in the Registration Statement, the Time of Sale Information, and the Prospectus; and we do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus or required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which are not filed or incorporated by reference or described as required.

3.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Corporation.

4.                                      The Notes have been duly authorized and executed by the Corporation and, when duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute valid and legally binding obligations of the Corporation entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and the Notes and the Indenture conform in all material respects to the description thereof in the Preliminary Prospectus and the Prospectus.

5.                                      The Indenture has been duly authorized, executed and delivered by the Corporation and constitutes a valid and legally binding agreement of the Corporation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

6.                                      The issuance and sale of the Notes and the compliance by the Corporation with the provisions of the Notes, the Indenture and the Underwriting Agreement, and the consummation of the transactions relating to the Notes contemplated therein, will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument in respect of indebtedness for money borrowed known to us to which the Corporation is a party or by which the Corporation is bound or, to our knowledge, any other material agreement or instrument to which the Corporation is a party or by which the Corporation is bound or to which any of the property or assets of the Corporation is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation or, to our knowledge, any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Corporation or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issuance and sale by the Corporation of the Notes or the consummation of the transactions relating to the Notes contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

7.                                      The documents or portions thereof incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements, related schedules and other financial information included therein, as to which we express no opinion), when filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

8.                                      The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements, related schedules and other financial information included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and, although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement, the Time of Sale Information or the Prospectus (except as to the matters specified in the last clause of paragraph 4 of this opinion), nothing has come to our attention that causes us to believe that the Registration Statement (other than financial statements, related schedules and other financial information included therein, as to which we express no opinion), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information (other than the financial statements, related schedules and other financial information included therein, as to which we express no opinion) as of the Time of Sale and the Prospectus (other than the financial statements, related schedules and other financial information included therein, as to which we express no opinion) as of its date and as of the Time of Delivery, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

We do not express any opinion herein concerning any law other than the federal law of the United States and the Delaware General Corporation Law.  Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the law of the State of New York, we have relied upon the opinion letter of Simpson Thacher & Bartlett LLP, dated the date hereof, to you.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or entity without our prior written consent.

Very truly yours,

/s/ Thomas J. Mielke
Thomas J. Mielke
Senior Vice President — General Counsel
And Chief Compliance Officer

Attachment A

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

RBC Capital Markets, LLC